UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2011 (June 9, 2011)
NANOSPHERE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33775	36-4339870

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue, Northbrook, Illinois	60062

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 400-9000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On June 9, 2011, the Company received a “not approvable” letter (“Letter”) from the staff of the Office of In Vitro Diagnostic Device Evaluation and Safety (“OIVD”) in the Center for Devices and Radiological Health (“CDRH”) at the U.S. Food and Drug Administration (“FDA”) with respect to its Pre-Market Approval (“PMA”) submission on the Company’s 2C19 (“Plavix Metabolism”) test. The Letter means that the FDA will not approve the Plavix Metabolism test for commercial use in the United States until the PMA is amended in a manner satisfactory to the OIVD staff. The Letter cites several deficiencies in the Company’s submission which necessitate that it perform additional analytical studies. Accordingly, the Company is working closely with OIVD staff to ensure that the additional studies it intends to conduct are adequate to address the deficiencies outlined in the Letter. The Company believes that the deficiencies are resolvable and that, ultimately, FDA approval of the PMA for the Plavix Metabolism test is achievable, although there can be no assurance of such approval. The issuance of the Letter means that the Company will encounter a delay in its plans to commercialize this product in the United States. The initial U.S. revenue ramp from this product will likely not commence until 2012. The Plavix Metabolism test is CE IVD Marked and currently being sold in several European markets. The Company intends to launch the product in additional European and new Asian markets before the end of 2011.
The Company issued a press release announcing this regulatory update on June 21, 2011. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Nanosphere, Inc. dated June 21, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOSPHERE, INC.
Dated: June 21, 2011	By:	/s/ Roger Moody
Roger Moody
Chief Financial Officer, Vice President of Finance & Administration, Treasurer, Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Nanosphere, Inc. dated June 21, 2011.

5